FOR IMMEDIATE RELEASE

MERUELO MADDUX ANNOUNCES
2008 SECOND QUARTER RESULTS

Los Angeles, CA – August 5, 2008 – Meruelo Maddux Properties (NASDAQ: MMPI), a self-managed, full-service real estate company that develops, redevelops and owns commercial and multi-family residential properties, today announced results for the three and six months ended June 30, 2008.

Recent Business Highlights

•
On July 31, 2008, the Company entered into an $84.0 million construction loan for its 717 W. Ninth St. project.  This flexible construction loan is for a term of between 18 and 48 months.  No additional borrowings are projected to be needed to complete this project.

•
The Company has reduced its short-term refinancing exposure.  In the second quarter, the Company reduced its loans coming due within one year to $192.2 million and has subsequently further reduced the loans coming due within one year to $114.3 million.  In total since March 31, 2008, (i) six loans have been extended by a minimum of one year, (ii) a seventh loan of $20.5 million is under letter of intent to be extended for an additional three year term and (iii) an eighth loan for $7.0 million has an option to be extended for an additional one year term.

•
The Company has continued to reduce the number and amount of loans secured by land.  During the second quarter we began substituting some of the land loans with previously unencumbered income producing assets and negotiated longer terms on these loans.  Currently, the company has three land loans with a total principal amount of $47.6 million, representing a 29% decline in land loan exposure from the first quarter.  The maturity dates of the three land loan were extended by one year.

•
The Company further reduced its one year forward liquidity needs by securing an acquisition loan commitment for $14.5 million in net loan proceeds to acquire Overland Terminal and removing the need for approximately $72.8 million in funds by deciding  not to pursue the acquisition of 3000 E. Washington Blvd.

•	The net impact of these positive liquidity events has reduced the Company’s one year forward liquidity needs by $245.2 million since the first quarter of 2008.
•
During the second quarter of 2008, the Company entered into a related party interim financing transaction associated with its 2000 San Fernando Road (FedEx) property, resulting in $15.0 million in net cash proceeds.  As part of the resale agreement and subsequent resale of the FedEx property that is expected to close August 15, 2008, the Company expects to receive an additional $5.0 million in cash proceeds.

•	Since June 30, 2008, the Company also received $14.2 million in cash proceeds from the resolution of the Taylor Yards matter.

“We had an extremely successful quarter enhancing our liquidity position,” said Richard Meruelo, Chairman and Chief Executive Officer of Meruelo Maddux Properties.  “Securing the $84.0 million construction loan and extending land loans out a year have been especially difficult to accomplish in today’s credit markets.  These positive liquidity events will allow us to re-focus our efforts on completing our development activities such as at 717 W. Ninth St. and to continue to improve our operating results on our stabilized projects.”

Financial and Operating Results

Results from operations described herein relate to the combined financial statements of the Company’s predecessor business as well as those of the Company.

For the three months ended June 30, 2008, total revenue increased 0.4% to $6.33 million compared to $6.30 million in the same period in 2007.  The increase was primarily due to higher rental income attributable to rental operations at projects acquired during 2007, which had partial or no operations in the prior period.  This was partially offset by lower interest income in the most recent quarter.

Total expenses in the second quarter of 2008 were $13.6 million, or 35.5% higher than total expenses of $10.1 million in the second quarter of 2007.  Included in total expenses in the second quarter of 2008 is a $3.9 million impairment loss on real estate assets related to the 3000 E. Washington Blvd. project.  There was no corresponding expense in the comparable period in 2007. Excluding the impairment loss on real estate assets, expenses were $9.7 million, or $0.4 million less than total expenses for the second quarter of 2007. The decrease is primarily the result of lower interest expense due to the reduction of interest rates on the Company’s consolidated debt.

Net loss was $(6.4) million, or $(0.07) per basic and diluted share, for the three months ended June 30, 2008 compared to a net loss of $(3.6) million, or $(0.04) per basic and diluted share for the same period in 2007.

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Second Quarter 2008 Cash Flow Sources and Uses

Cash inflows during the second quarter of 2008 were comprised primarily of approximately $15.0 million of cash from the related party interim financing of our 2000 San Fernando Road project, $8.8 million in proceeds from a loan on part of our Pomona project and a $2.0 million in released deposit money from the pending sale of 801 E. Seventh Street.  Cash outflows during the second quarter of 2008 were comprised primarily of $22.6 million of investments in real estate ($15.3 million were for our 717 W. Ninth St. project), $2.7 million of a loan balance reduction related to a refinance of a land loan, $0.7 million in scheduled amortizations of loan principal, $2.0 million in restricted cash reserves provided to lenders and $1.9 million to cover net operating shortfalls.

Company’s Portfolio

As of June 30, 2008, the Company owns, leases with rights to purchase and has rights to acquire interests in 28 development and redevelopment projects and 26 projects that have been developed that are primarily located in or around the downtown area of Los Angeles.  All of the projects in the portfolio are in Southern California.

Recent Leasing Activity

The Company completed or renewed a total of thirty-eight commercial and residential leases during the second quarter for a total of 94,861 square feet of leased space.  During the same period, commercial leases totaling 99,697 square feet expired.  Of the thirty-eight leases, twenty-nine were completed with commercial tenants and nine were with residential tenants.  The annualized cash rents during the quarter decreased by approximately $314,000.  The annualized GAAP rents during the quarter decreased by approximately $228,000.

Union Lofts currently has 19 out of 92 units leased with gross rental rates of $2.88 per rentable square foot per month and $2.66 per rentable square foot per month net of concessions.  Leasing activity has slowed temporarily due to a nearby condo project going rental and delays in completing the rooftop skyline lounge and gym amenity deck at the Union Lofts.

Recent Financing Activity

On July 31, 2008, the Company entered into an $84.0 million construction loan for its 717 W. Ninth St. project.  This flexible construction loan is for a term of between 18 and 48 months.

Subsequent to March 31, 2008, the Company: (i) extended five land loans totaling $64.3 million at June 30, 2008, each for an additional one year term; (ii) extended a sixth loan totaling $5.5 million for an additional one year term; (iii) received a letter of intent to extend a seventh loan of $20.5 million for an additional three year term; and (iv) obtained an option for an eighth loan for $7.0 million to be extended for an additional one year term.  As a result, the Company currently has nine loans totaling $114.3 million that are due by June 30, 2009.  Eight of these loans are secured by income producing property and one is secured by land.

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During the second quarter ended June 30, 2008, the Company closed two new financing transactions.  The first was an $8.8 million loan with a new lender secured by an office building on part of the Company’s Pomona Park property.  The second was a related party interim financing transaction involving the Fedex property at 2000 San Fernando Road.  The Company received $15.0 million in proceeds from the interim financing.

Also after the end of the second quarter, the Company was successful in securing an acquisition loan commitment for $14.5 million to acquire Overland Terminal.

As of June 30, 2008, using the Company’s notes payable secured by real estate and its total assets from the consolidated balance sheet, the Company’s debt-to-total assets ratio is 38.8%.   The Company’s weighted average interest rate decreased from 7.47% as of December 31, 2007 to 6.94% as of June 30, 2008.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss MerueloMaddux’s 2008 second quarter results will be held on Wednesday, August 6, 2008 at 1:00 p.m. Eastern / 10:00 a.m. Pacific.  Interested participants and investors may access the teleconference call by dialing 800-240-8621 (domestic) or 303-262-2050 (international).  There will also be a live webcast of the call available on the Investor Relations section of MerueloMaddux’s web site at www.meruelomaddux.com.  Webcast participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

MerueloMaddux’s management team will discuss the Company’s financial results, business highlights and industry outlook.  After the live webcast, a replay will remain available in the Investor Relations section of MerueloMaddux’s web site.  A replay of the teleconference will be available at 800-405-2236 (domestic) or 303-590-3000 (international) through August 13, 2008; the conference pass code is 11118175.

Supplemental Information

Supplemental financial information for the Company’s second quarter financial results will be available on the Company’s Website, www.meruelomaddux.com, in the Investor Relations section under the heading ‘Presentations & Webcasts’.

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About Meruelo Maddux Properties

MerueloMaddux Properties is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.  MerueloMaddux Properties is committed to socially responsible investment.  Through its predecessor business, MerueloMaddux Properties has been investing in urban real estate since 1972.

Safe Harbor Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. Forward-looking statements in this press release include, among others, Company’s liquidity, financings for its projects and its acquisition financing activity. You should not rely on forward-looking statements since they involve known and unknown risks and liquidity, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. The Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the Company’s forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Company’s common stock, along with the following factors that could cause actual results to vary from the Company’s forward-looking statements: (i) the general volatility of the capital markets, (ii) changes in the Company’s business and investment strategy, (iii) availability, terms and deployment of capital, (iv) perception of the commercial and residential subsegments of the real estate industry, (v) changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry, (vi) availability of qualified personnel, (vii) change in costs associated with development or redevelopment and repositioning of projects, (viii) changes in interest rates, (ix) changes in applicable laws and regulations (including land use entitlement processes), (x) changes in political climates that may affect the Company’s proposed development and redevelopment projects, (xi) state of the general economy and the greater Los Angeles economy in which the Company’s projects are located, and (xii) the degree and nature of the Company’s competition.  Accordingly, there is no assurance that the Company's expectations will be realized.  Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Media Contact:                                                                                 Investors/Analysts:
Michael Bustamante                                                                                    Lasse Glassen
Corporate Communications                                                                        Investor Relations
213.291.2800 (Office)                                                                                    213.486.6546

-Financial Tables to Follow-

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MERUELO MADDUX PROPERTIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)
	June 30, 2008	December 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$8,284	$3,030
Restricted cash	9,288	7,104
Accounts receivable	2,123	2,610
Rental properties, net	284,593	306,096
Real estate held for development	488,281	461,789
Other assets, net	3,468	3,551
Total Assets	$796,037	$784,180

Liabilities and Stockholders’ Equity
Accounts payable	$18,753	$8,585
Accrued expenses and other liabilities	12,482	8,045
Notes payable secured by real estate	308,522	307,394
Deferred gain	9,044	–
Deferred taxes, net	36,594	41,101
Total Liabilities	$385,395	$365,125

Commitments and contingencies	–	–

Minority interests	1,042	–

Common stock, $.01 par value, 200,000,000 shares authorized, 86,685,167 and 85,837,900 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	867	858
Additional paid in capital	445,263	444,280
Affiliate notes receivable	(14,214)	(14,214)
Retained earnings (deficit)	(22,316)	(11,869)
Total Stockholders' Equity	409,600	419,055
Total Liabilities and Stockholders' Equity	$796,037	$784,180

MERUELO MADDUX PROPERTIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended
	June 30, 2008	June 30, 2007
Revenues:
Rental income	$5,987	$5,176
Management fees	69	73
Interest income	222	986
Other income	50	67
Total Revenues	6,328	6,302
Expenses:
Rental expenses	3,524	3,319
Interest expense	2,242	2,466
Depreciation and amortization	1,490	1,787
Impairment loss on real estate assets	3,895	-
General and administrative	2,486	2,489
Total Expenses	13,637	10,061
Income from discontinued operations	94	140
Loss before income taxes and minority interests	(7,215)	(3,619)
Minority interests	29	-
Loss before income taxes	(7,186)	(3,619)
Provision (benefit) for income taxes	(778)	-
Net loss	$(6,408)	$(3,619)
Basic and diluted loss per share	$(0.07)	$(0.04)
Weighted average common shares outstanding - basic and diluted	86,422,172	85,478,164

MERUELO MADDUX PROPERTIES, INC. AND MERUELO MADDUX PROPERTIES PREDECESSOR CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (In thousands, except share and per share amounts) (Unaudited)

	Meruelo Maddux Properties, Inc.		Predecessor
	Six Months Ended June 30, 2008	Period January 30, 2007 through June 30, 2007	Period January 1, 2007 through January 29, 2007
Revenues:
Rental income	$11,741	$8,962	$1,957
Management fees	142	120	12
Interest income	425	2,029	205
Other income	159	145	28
Total Revenues	12,467	11,256	2,202
Expenses:
Rental expenses	6,955	5,691	999
Interest expense	4,561	4,017	2,205
Depreciation and amortization	2,998	2,710	374
Impairment loss on real estate assets	14,140	-	-
General and administrative	4,868	4,139	628
Total Expenses	33,522	16,557	4,206
Income from discontinued operations	535	140	-
Gain on sale of real estate asset	6,897	-	-
Loss before income taxes and minority interests	(13,623)	(5,161)	(2,004)
Minority interests	(1,331)	-	-
Loss before income taxes	(14,954)	(5,161)	(2,004)
Provision (benefit) for income taxes	(4,507)	-	-
Net loss	$(10,447)	$(5,161)	$(2,004)
Basic and diluted loss per share	$(0.12)	$(0.06)	N/A
Weighted average common shares outstanding - basic and diluted	85,746,786	84,903,308	N/A